Newgold Inc.

Joint Venture Agreement

ASDi LLC
400 Capitol Mall, Suite 900
Sacramento, CA 95814

This joint venture agreement ("***Joint Venture Agreement***") is effective this 25th day of January, 2006 ("***Effective Date***") and summarizes the principal terms of the reached between Newgold, Inc. a Delaware corporation, with offices located at 400 Capitol Mall, Suite 900, Sacramento, California, U.S.A. 95814 ("***Newgold***") and ASDi LLC, a California limited liability company with offices located at 400 Capitol Mall, Suite 900, Sacramento, California 95814 ("***ASDi***") regarding the exploration and development of two Nevada mining properties, Red Caps project ("***Red Caps***") and Crescent Valley Project ("***Crescent Valley***").

1. **Property Contribution**. ASDi currently owns leasehold interest in the Red Caps which consist of approximately 96 unpatented mining claims covering over 1900 acres and the Crescent Valley which consist of approximately 39 unpatented mining claims covering over 750 acres. Both properties are located in the Battle Mountain-Eureka mineral belt in Nevada. ASDi agrees to contribute the Red Caps and Crescent Valley leasehold interests to a joint venture entity with Newgold.

2. **Capital Contribution.** (a) Newgold will issue 2,500,000 of its restricted common shares to ASDi as an initial payment for the Red Caps and Crescent Valley leasehold interests; (b) on or before January 25, 2008, Newgold will invest a minimum of $1,000,000 in the joint venture to explore and develop the Red Caps and Crescent Valley Projects; (c) on or before January 25, 2009, Newgold will invest a minimum of $1,700,000 in the joint venture to explore and develop the Red Caps and Crescent Valley Projects.

3. **Interest in the Joint Venture**. (a) Upon execution of this Joint Venture Agreement, ASDi will be allocated 77.78% and Newgold 22.22% of the joint venture; (b) upon Newgold contributing $1,000,000 to the joint venture, ASDi will be allocated 55.56% and Newgold 44.44% of the joint venture; (c) upon Newgold contributing an additional $1,700,000 to the joint venture, ASDi will be allocated 33.34% and Newgold 66.66% of the joint venture; (d) thereafter, Newgold will have the right to purchase the remaining interest in the joint venture held by ASDi at a price to be determined by the results of the exploration work conducted on the Red Caps and Crescent Valley Projects.

4. **Management of Joint Venture.** Newgold will be the manager of the joint venture operations.

5. **Regulatory**. Newgold shall be responsible for complying with applicable laws and regulations with respect to the exploration and/or mining of the Red Caps and Crescent Valley Projects.

6. **Exclusivity**. During the term of the Definitive Agreement, and as long as Newgold is not in default in this Agreement, ASDi shall not assign or transfer to any non-party any rights to the Red Caps or Crescent Valley Projects.

7. **Term**. Both parties agree to enter into this arrangement for a minimum term of three years, and the joint venture will continue in perpetuity until one or both of the parties request dissolution.

8. **Definitive Agreement**. Within forty five (45) days following the Effective Date, the parties shall enter into definitive agreements (and execute those documents) customary for transactions of this type and in accordance with the terms set forth herein in a way that complies with Nevada and United States Federal law. The joint venture will be operated as a limited liability company to be formed under the laws of the state of Nevada and called "CRESCENT RED CAPS, LLC." The CRESCENT RED CAPS, LLC (the "LCC") shall be governed by Nevada law, and venue for any litigation or other legal proceedings arising under the Definitive Agreement shall be in Sacramento, California. The LLC Operating Agreement and documents shall be referred to as the "***Definitive Agreement***". The Definitive Agreement shall contain standard warranty and damage limitations. Once executed, the Definitive Agreement shall supersede the provisions of this Joint Venture Agreement. Each party shall bear the fees and costs of their own attorneys and other advisors.

9. **Governing Law; Counterparts**. This Joint Venture Agreement shall be governed by and construed under the laws of the state of Nevada. This Joint Venture Agreement may be delivered by facsimile and facsimile signatures will be considered and construed as valid as an original signature. This Joint Venture Agreement may be signed in any number of counterparts each of which shall be considered an original, but all of which together shall constitute one and the same instrument that is binding on all parties.

10. **Public Announcements.** The form and content of any public announcement to be made by one party regarding this Agreement, or the subject matter contained herein, shall be subject to the prior written consent of the other party (which consent may not be unreasonably withheld, delayed or conditioned), except as may be required by applicable state law or federal securities regulations in which

Newgold Inc.

event the disclosing party shall endeavor to give the other party reasonable advance notice and review of any such disclosure.

Please execute and return a copy of this Joint Venture Agreement. This Joint Venture Agreement will expire if not executed and delivered by all parties within 15 days of the Effective Date.

Very truly yours,

NEWGOLD, INC.

By: ____________________
James W. Kluber
Its: Chief Financial Officer

ACKNOWLEDGED AND AGREED:

ASDi LLC

By: ____________________
A. Scott Dockter
Its: Manager

Newgold, Inc.
400 Capitol Mall, Suite 900, Sacramento, CA 95814
Phone: 916-449-3913
Fax: 916-449-8259

Newgold Inc.

event the disclosing party shall endeavor to give the other party reasonable advance notice and review of any such disclosure.

Please execute and return a copy of this Joint Venture Agreement. This Joint Venture Agreement will expire if not executed and delivered by all parties within 15 days of the Effective Date.

Very truly yours,

NEWGOLD, INC.

By:__________________________
James W. Kluber
Its: Chief Financial Officer

ACKNOWLEDGED AND AGREED:

ASDi LLC

By:__________________________
A. Scott Dockter
Its: Manager

Newgold, Inc.
400 Capitol Mall, Suite 900, Sacramento, CA 95814
Phone: 916-449-3913
Fax: 916-449-8259